Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 2008, relating to the consolidated financial statements of Fast Track Systems, Inc. appearing in Registration Statement No. 333-156935 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

July 6, 2009